Exhibit 99.1

Highland Distressed Opportunities, Inc.

HIGHLAND FUNDS
managed by Highland Capital Management, L.P.

March 31, 2008

NYSE Symbol - HCD | CUSIP – 430067108

Investment Objective

The investment objective of Highland Distressed Opportunities, Inc. (the "Company") is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.

Top Holdings*

Broadcasting Company	10.3%
Housing Company	6.0%
Real Estate Company	4.9%
Utility Company	4.1%
Gaming/Leisure Company	4.0%

Distributions (Declared or Paid)

Total Distributions paid during 2007	$0.7875
1st Quarter 2008, paid March 31, 2008	$0.2625

Portfolio Allocation*



Claims 0.5%
Senior Unsecured 7.5%
Senior Secured 1st Lien 28.3%
Senior Subordinated 40.1%
Senior Secured 2nd Lien 14.2%
Equity Interests 9.4%

Industry Breakdown*



Broadcasting 10.8%
Aerospace 2.3%
Utility 4.0%
Transportations 5.3%
Telecommunications 0.3%
Service 4.0%
Retail 2.0%
Wireless Communications 1.6%
Consumer Non-Durables 1.6%
Consumer Products 2.4%
Diversified Media 2.8%
Healthcare 11.9%
Energy 10.0%
Metals/Minerals 3.8%
Media/Telecommunications 2.0%
Financial 5.0%
Manufacturing 0.5%
Information Technology 2.7%
Food/Tobacco 2.0%
Forest Products/Containers 0.4%
Housing 14.4%
Cable 0.5%
Gaming/Leisure 9.7%

**Percentage of investments. Not including cash. As of March 31, 2008.*

The information herein has been prepared by the Investment Adviser, is based upon un-audited information, and has not been independently audited or verified. This summary is for informational purposes only and is subject to change.

Investment Risks

Before you invest in the Shares of the Company, you should be aware of various risks, including those described in the prospectus. You should carefully consider these risks, together with all of the other information included in the prospectus, before you decide whether to make an investment in the Shares. The risks set out in the prospectus are not the only risks we face. If any of the events listed in the prospectus occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the trading price of the Shares could decline, and you may lose all or part of your investment.

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements.

Investment Adviser

Highland Distressed Opportunities, Inc. is managed by Highland Capital Management, L.P. ("Highland" or the "Investment Adviser"). Founded in 1993, Highland is an SEC-registered investment adviser that specializes in credit and alternative investment strategies. Highland, together with Highland Capital Management Europe, Ltd., had over $38 billion in assets under management, as of February 29, 2008.

Highland employs a fundamental, bottom-up investment approach that is enhanced by its industry-focused structure. This approach enables its professionals to focus on individual issues and is further improved by a fund-specific, top-down analysis performed at the senior portfolio management level. In finding opportunities, Highland utilizes its investment staff of over 130 investment professionals who actively monitor approximately 1,100 companies as of December 31, 2007. Our investment process is driven by a team-management approach, utilizing industry specialization.

Portfolio Managers

Patrick Daugherty, Portfolio Manager

- Over 15 years of experience
- Partner of Highland Capital Management, L.P.
- BBA in Finance, University of Texas & JD, University of Houston

James Dondero, Portfolio Manager

- Over 20 years of experience
- Co-Founder & President of Highland Capital Management, L.P.
- CFA, CPA, CMA
- BS in Commerce with concentrations in Accounting and Finance, University of Virginia

Company Facts

Initial Public Offering ("IPO")	2/27/2007
Structure	Business Development Company

Portfolio Characteristics

Number of Issuers	59
Number of Facilities	84
Gross Yield	8.0%
Weighted Average Cost (Debt Investments)	86.8
Asset Coverage	218.9%
Common Shares Outstanding	17,716,771
Market Price (NYSE: HCD)	$7.00

Not FDIC Insured | May Lose Value No Bank Guarantee

www.HighlandHCD.com